Exhibit 99.1

Impinj Reports First Quarter 2023 Financial Results

SEATTLE, WA, April 26, 2023– Impinj, Inc. (NASDAQ: PI), a leading provider and pioneer of RAIN RFID solutions, today released its financial results for the first quarter ended March 31, 2023.

“Our first-quarter results were solid, with record revenue and a very strong multi-quarter endpoint IC backlog,” said Chris Diorio, Impinj co-founder and CEO. “With confidence in our platform solutions and the secular market growth, we are well positioned to capitalize on our opportunity.”

First Quarter 2023 Financial Summary

•
Revenue of $85.9 million
•
GAAP gross margin of 50.7%; non-GAAP gross margin of 52.4%
•
GAAP net loss of $4.4 million, or loss of $(0.17) per diluted share using 26.3 million shares
•
Adjusted EBITDA of $8.6 million
•
Non-GAAP net income of $8.7 million, or income of $0.30 per diluted share using 28.6 million shares

A reconciliation between GAAP and non-GAAP information is contained in the tables below. Additionally, descriptions of these non-GAAP financial measures are provided in the “Non-GAAP Financial Measures” sections below.

Second Quarter 2023 Financial Outlook

Impinj provides guidance based on current market conditions and expectations; actual results may differ materially. Please refer to the comments below regarding forward-looking statements. The following table presents Impinj’s financial outlook for the second quarter of 2023 (in millions, except per share data):

Three Months Ending
June 30, 2023
Revenue	$84.0 to $87.0
GAAP Net loss	($6.8) to ($5.3)
Adjusted EBITDA income	$8.8 to $10.3
GAAP Weighted-average shares — basic and diluted	26.60 to 26.80
GAAP Net loss per share — basic and diluted	($0.25 ) to ($0.20 )
Non-GAAP Net income	$8.2 to $9.7
Non-GAAP Weighted-average shares — basic	26.60 to 26.80
Non-GAAP Weighted-average shares — diluted	28.80 to 29.00
Non-GAAP Net income per share — basic	$0.31 to $0.36
Non-GAAP Net income per share — diluted	$0.28 to $0.33

A reconciliation between GAAP and non-GAAP is provided in the "Non-GAAP Financial Measures" section below.

Conference Call Information

Impinj will host a conference call today, April 26, 2023 at 5:00 p.m. ET / 2:00 p.m. PT to discuss its first-quarter 2023 results, as well as its outlook for its second-quarter 2023. Interested parties may access the call by dialing +1-412-317-5196. A live webcast and replay will also be available on the company’s website at investor.impinj.com. Following the call, a telephonic replay will be available for five business days and may be accessed by dialing +1-412-317-0088 and entering passcode 1025662.

Management’s prepared written remarks, along with quarterly financial data, will be made available on the company’s website at investor.impinj.com along with this release.

Impinj Investor Day 2023

Impinj will host an Investor Day on June 13, 2023, beginning at 4:30 p.m. ET / 1:30 p.m. PT. A live audio webcast and replay of the presentations with slides will be available on the company’s website at investor.impinj.com. Due to limited space, in-person attendance is by invitation only.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our strategy, investment plans and prospects, as well as financial considerations for the second quarter of 2023 and future periods.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

About Impinj

Impinj (NASDAQ: PI) helps businesses and people analyze, optimize, and innovate by wirelessly connecting billions of everyday things — such as apparel, automobile parts, luggage, and shipments — to the Internet. The Impinj platform uses RAIN RFID to deliver timely data about these everyday things to business and consumer applications, enabling a boundless Internet of Things. www.impinj.com

Impinj is a registered trademark of Impinj, Inc. All other trademarks are the property of their owners.

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For more information, contact:

Investor Relations

Andy Cobb, CFA

Vice President, Strategic Finance

+1-206-315-4470

ir@impinj.com

Media Relations
Jill West
Vice President, Strategic Communications
+1 206-834-1110
jwest@impinj.com

IMPINJ, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value, unaudited)

	March 31, 2023	December 31, 2022
Assets:
Current assets:
Cash and cash equivalents	$37,483	$19,597
Short-term investments	117,061	154,148
Accounts receivable, net	60,966	49,996
Inventory	85,809	46,397
Prepaid expenses and other current assets	3,835	5,032
Total current assets	305,154	275,170
Long-term investments	10,177	19,200
Property and equipment, net	41,800	39,027
Operating lease right-of-use assets	9,795	10,490
Other non-current assets	1,844	1,969
Goodwill	3,881	3,881
Total assets	$372,651	$349,737
Liabilities and stockholders' equity (deficit):
Current liabilities:
Accounts payable	$36,713	$25,024
Accrued compensation and employee related benefits	7,042	9,048
Accrued and other current liabilities	7,381	2,925
Current portion of operating lease liabilities	2,966	3,122
Current portion of deferred revenue	502	2,250
Total current liabilities	54,604	42,369
Long-term debt, net of current portion	280,644	280,244
Operating lease liabilities, net of current portion	10,331	11,066
Other long-term liabilities	134	118
Deferred revenue, net of current portion	317	349
Total liabilities	346,030	334,146
Stockholders' equity:
Common stock, $0.001 par value	27	26
Additional paid-in capital	418,342	403,599
Accumulated other comprehensive loss	(605)	(1,249)
Accumulated deficit	(391,143)	(386,785)
Total stockholders' equity	26,621	15,591
Total liabilities and stockholders' equity (deficit)	$372,651	$349,737

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenue	$85,897	$53,144
Cost of revenue	42,367	24,365
Gross profit	43,530	28,779
Operating expenses:
Research and development	22,435	17,989
Sales and marketing	9,973	9,299
General and administrative	15,564	10,806
Total operating expenses	47,972	38,094
Income (loss) from operations	(4,442)	(9,315)
Other income, net	1,365	164
Interest expense	(1,209)	(1,261)
Loss before income taxes	(4,286)	(10,412)
Income tax expense	(72)	(49)
Net loss	$(4,358)	$(10,461)
Net loss per share — basic and diluted	$(0.17)	$(0.42)
Weighted-average shares — basic and diluted	26,285	24,980

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2023	2022
Operating activities:
Net loss	$(4,358)	$(10,461)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,793	1,508
Stock-based compensation	10,224	11,314
Accretion of discount or amortization of premium on investments	(766)	301
Amortization of debt issuance costs	400	403
Changes in operating assets and liabilities:
Accounts receivable	(10,970)	(3,084)
Inventory	(39,412)	(9,603)
Prepaid expenses and other assets	1,389	(2,142)
Accounts payable	14,650	(2,768)
Accrued compensation and employee related benefits	(2,006)	(1,775)
Accrued and other liabilities	4,472	1,242
Operating lease right-of-use assets	695	804
Operating lease liabilities	(891)	(1,008)
Deferred revenue	(1,780)	433
Net cash used in operating activities	(26,560)	(14,836)

Investing activities:
Purchases of investments	—	(67,085)
Proceeds from sales of investments	13,372	—
Proceeds from maturities of investments	34,136	20,000
Purchases of property and equipment	(7,582)	(3,050)
Net cash provided by (used in) investing activities	39,926	(50,135)

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	4,520	4,611
Net cash provided by financing activities	4,520	4,611
Net increase (decrease) in cash and cash equivalents	17,886	(60,360)
Cash and cash equivalents
Beginning of period	19,597	123,903
End of period	$37,483	$63,543

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, our key non-GAAP performance measures include adjusted EBITDA and non-GAAP net income (loss), as defined below. We use adjusted EBITDA and non-GAAP net income (loss) as key measures to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. We believe these measures provide useful information for period-to-period comparisons of our business to allow investors and others to understand and evaluate our operating results in the same manner as our management and board of directors. Our presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from similarly termed non-GAAP measures used by other companies.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) determined in accordance with GAAP, excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; restructuring costs; settlement and related costs; induced conversion expense; other income, net; interest expense; loss on debt extinguishment; income tax benefit (expense); and acquisition transaction expense. During the first quarter of 2023, we revised our definition of adjusted EBITDA to exclude acquisition transaction expenses in connection with our Voyantic Oy acquisition. We have excluded these costs and expenses because we do not believe they reflect our core operations and us excluding them enables more consistent evaluation of our operating performance. The revision to our definition of adjusted EBITDA did not impact adjusted EBITDA for any previously reported periods because there was no impact of a similar nature in such prior periods affecting comparability.

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income (loss), excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; restructuring costs; settlement and related costs; amortization of debt discount related to the equity component of our convertible notes; and prepayment penalty on debt extinguishment. During the first quarter of 2023, we revised our definition of non-GAAP net income (loss) to exclude acquisition transaction expenses in connection with our Voyantic Oy acquisition.

GAAP requires that certain convertible debt instruments that may be settled in cash on conversion be accounted for as separate liability and equity components in a manner that reflects our non-convertible debt borrowing rate. This accounting results in the debt component being treated as though it was issued at a discount, with the debt discount being amortized as additional non-cash interest expense over the debt instrument term using the effective interest method. As a result, we believe that excluding this non-cash interest expense attributable to the debt discount in calculating our non-GAAP net income (loss) is useful because this interest expense is not indicative of our ongoing operational performance.

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, unaudited)

	Three Months Ended
	March 31,
	2023	2022
GAAP Gross margin	50.7%	54.2%
Adjustments:
Depreciation	1.2%	1.7%
Stock-based compensation	0.5%	1.1%
Non-GAAP Gross margin	52.4%	57.0%

GAAP Net loss	$(4,358)	$(10,461)
Adjustments:
Depreciation	1,793	1,508
Stock-based compensation	10,224	11,314
Other income, net	(1,365)	(164)
Interest expense	1,209	1,261
Income tax expense	72	49
Acquisition transaction expense	1,042	—
Adjusted EBITDA	$8,617	$3,507

GAAP Net loss	$(4,358)	$(10,461)
Adjustments:
Depreciation	1,793	1,508
Stock-based compensation	10,224	11,314
Acquisition transaction expense	1,042	—
Non-GAAP Net income	$8,701	$2,361
Non-GAAP Net income per share:
Basic	$0.33	$0.09
Diluted	$0.30	$0.09

GAAP Weighted-average shares — diluted	26,285	24,980
Dilutive shares from stock plans	2,268	2,001
Non-GAAP Weighted-average shares — diluted	28,553	26,981

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL OUTLOOK TO NON-GAAP FINANCIAL OUTLOOK

(in thousands, except per share data, unaudited – calculated at the midpoint of the outlook range)

Three Months Ending
June 30,
2023
GAAP Net loss	$(6,010)
Adjustments:
Forecasted Depreciation	1,930
Forecasted Stock-based compensation	13,060
Forecasted Interest expense	1,260
Forecasted Other income, net	(750)
Forecasted Income tax expense	60
Adjusted EBITDA	$9,550

GAAP Net loss	$(6,010)
Adjustments:
Forecasted Depreciation	1,930
Forecasted Stock-based compensation	13,060
Non-GAAP Net income	$8,980

GAAP Net loss per share — basic and diluted	$(0.23)
Non-GAAP Net income per share
Basic	$0.34
Diluted	$0.31

GAAP weighted-average shares — basic and diluted	26,700

Non-GAAP weighted-average shares — basic	26,700
Dilutive shares from stock plans	2,200
Non-GAAP weighted-average shares — diluted	28,900